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                                                                   EXHIBIT 10.8

ARS Agreement
Draft #6 E.C.
December 21, 1995

                                    AGREEMENT

         THIS AGREEMENT made this 22nd day of December, 1995, by and between Championship Auto Racing Teams, Inc., a Michigan corporation, of 755 W. Big Beaver Road, Suite 800, Troy, Michigan 48084, herein referred to as "CART", and American Racing Series, Inc., a Michigan corporation, of 1396 Wheaton Avenue, Suite 700, Troy, Michigan 48083, herein referred to as "ARS".

         W I T N E S S E T H:

         1. OFFICIAL SUPPORT SERIES. CART hereby designates ARS as the exclusive organizer of a series of open wheel automobile races to comprise and be conducted as the Official Support Series of CART, herein referred to as the Indy Lights Series. The Indy Lights Series shall be sanctioned exclusively by CART in accordance with the IndyCar Rule Book and the current Indy Lights Rules Supplement and shall be recognized as its Official Support Series, and as the primary source from which to license drivers for participating in the IndyCar Series, giving due credence to all other qualifications and requirements considered by CART in passing on driver license applications.

         2. TERM. The term of this Agreement shall commence with the 1996 racing season and continue through the 1998 racing season, except as otherwise provided in this Agreement. Provided ARS is in compliance with all the terms and conditions of this Agreement, ARS shall have the option to extend this Agreement on the same terms for an additional term of three (3) years, i.e., for the years 1999, 2000 and 2001, by notification to CART of such intent no later than January 1, 1998.

         3. SCHEDULE OF EVENTS. The Indy Lights Series races shall be scheduled by CART and shall include not less than twelve (12) IndyCar events, unless a lower number is requested by ARS. If ARS wishes to run more than twelve (12) events or any event not held in conjunction with a CART
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ARS Agreement
Draft #6 E.C.
December 21, 1995

event, then the parties will discuss and agree in good faith respecting the additional arrangements or where applicable adjustments to this Agreement necessary for such event(s), including but not limited to race promoter agreements, officiating staff, television production arrangements, and safety and medical team coverage. CART shall place the Indy Lights Series events on the IndyCar event schedule at no promoter cost to ARS. No financial renumeration, concession or adjustment to this Agreement will be made should ARS elect for any reason to run at less than twelve (12) IndyCar events. ARS intends to present a starting field of at least twenty (20) cars, and shall use its best efforts to assure no less than fifteen (15) cars at each event.

         4. SCHEDULE OF ACTIVITIES. Each Indy Lights Series race shall be scheduled for seventy-five (75) miles in duration (subject to Rule 6.25 in the Indy Lights Rules Supplement to the 1995 IndyCar Rule Book), and shall be scheduled to start not more than two and one-half (2 1/2) hours prior to the start of the IndyCar race when held in conjunction with CART events, unless mutually agreed to the contrary. Furthermore, Indy Lights Series competitors will receive a minimum of one (1) hour of track time on each of the Friday and Saturday of the IndyCar event for practice and qualifying and an additional fifteen (15) minutes for final practice on Saturday or warm-up on Sunday. If possible, the Indy Lights Series on track activities shall be scheduled adjacent to the IndyCar on track activities. Specifics of the schedule of activities are as follows (subject to prevailing "two-thirds rule" as recognized by event promoters for support event activities):

         A.       Road Course Events:

                  - Minimum of two (2) one-half hour on track sessions on Friday (Friday practice/qualifying format to be consistent with IndyCar procedures);

                  - Minimum of two (2) one-half hour on track sessions on Saturday (Saturday practice/qualifying format to be consistent with IndyCar procedures).


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ARS Agreement
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December 21, 1995


         B.       Oval Course Events:

                  - Minimum of two (2) one-half hour practice sessions on Friday;

                  - Minimum of one-half hour practice and one (1) hour qualifying sessions on Saturday.

         5. RACE NAME ENTITLEMENT. Partly in recognition of the obligation being imposed upon the event promoter to include the Indy Lights Series at no cost, the parties recognize that the event promoter shall have the right to sell the Indy Lights Series race title, provided, however, that the name shall include reference to "Indy Lights", as well as the identity of a series sponsor or sponsors as ARS may designate. In addition, CART shall exercise its approval rights as to such on-site entitlement in a similar manner as with the on-site entitlement of the Indy Car race, including a reasonable effort to avoid any entitlement that may conflict with an existing ARS sponsor.
         6. DISTRIBUTION OF REVENUES.
         A. Entry fees paid by Indy Lights Series competitors and all associated licensing and registration fees shall be paid to CART. The following costs directly related to the Indy Lights Series shall be paid from such gross receipts:

                  1. Direct insurance costs for liability, driver life, participant accident, catastrophic medical;

                  2. Officials' fees and expenses for those officials whose function is allocated primarily to the Indy Lights Series;

                  3.       Television production charges of $15,000.00 per race.

The parties agree that the resulting "net receipts" will be divided equally between CART and ARS. In addition, each party shall contribute fifty percent (50%) of their respective allocation toward the Indy


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ARS Agreement
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December 21, 1995

Lights Series prize fund for the following season, as illustrated in Exhibit "A" attached hereto.

         B. The distribution of revenues provisions set forth in paragraph 6A shall also apply to the money CART received in conjunction with the 1995 Indy Lights Series, except that the only costs to be deducted by CART from the gross receipts will be for insurance and for the Series Chief Steward.

         7. TELEVISION.

         A. ARS hereby appoints CART as its exclusive agent for negotiating the sale of the television rights to the Indy Lights Series. CART shall use its best efforts in obtaining as much television exposure as possible, and the parties acknowledge that the amount of revenues obtained shall be regarded as secondary to maximizing the coverage of the races. Net revenues from the sale of television rights will be divided equally between the parties.

         B. The parties hereto acknowledge that when Indy Lights Series races are not held in conjunction with a CART event, television production cannot be provided within the scope of the normal production arrangements. CART and ARS will cooperate to ensure that the race promoter takes responsibility for the supply of a live feed at the promoter's expense.

         8. RACE ADMINISTRATION. Except as otherwise mutually agreed, CART shall be responsible for each of the following race-related items:

         A. CART shall administer the credentialling, licensing and registration of Indy Lights Series participants, at no cost to ARS.

         B. The parties shall provide by mutual agreement for on site race personnel and support, including the provision by CART of the following specific officials and/or functions to be assigned by CART for Indy Lights Series activities, at no cost to ARS, except as provided in paragraph 8I below:


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ARS Agreement
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December 21, 1995

               -        Series Chief Steward, Indy Lights;
               -        Technical Coordinator;
               -        Six (6) permanent Technical Workers;
               -        Starter;
               -        Timing and Scoring Coordinator;
               -        Pace Car Coordinator;
               - Complete timing and scoring service with applicable equipment and EDS Service;
               -        Three (3) Stewards (including Chief Steward).

         No increase in the number of officials will occur without the prior written approval of ARS.

         C. Subject to paragraph 3 above, Indy Lights Series participants shall receive full coverage by the CART safety and medical team at all Indy Lights Series races and CART sanctioned Indy Lights tests.

         D. CART shall provide a minimum of two (2) scoring monitors in pit lane during all phases of Indy
Lights Series competitions.

         E. CART shall include the Indy Lights Rules Supplement in its official IndyCar Rule Book.

         F CART shall conduct and oversee all phases of Indy Lights Series race competitions, consistent with past practices.

         G. CART shall use its best efforts to locate the Indy Lights Series paddock as close to the IndyCar area as possible, subject to existing established practices where applicable.

         H. Paddock Parking Passes:

                  1. Each entered Indy Lights Series team owner will receive no less than one (1) Team Owner Parking Pass (area to be designated by the event promoter) to allow the team to access the Indy Lights Series paddock area for event activities;

                  2. Each entered driver will receive one (1) Driver Parking Pass to allow


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ARS Agreement
Draft #6 E.C.
December 21, 1995

                           access to the Indy Lights Series paddock area;

                  3. ARS will receive a maximum of ten (10) credentials and a reasonable number of parking passes for the use of its full time staff.

         I. ARS shall be responsible for the supply and associated cost of all equipment specifically required for the sole purpose of carrying out technical inspections on Indy Lights race cars.

         9. INSURANCE. CART agrees to name ARS, its directors, officials, officers, agents, sponsors, and employees as an additional insured in any and all event insurance policies including, but not limited to, participant accident, participant to participant liability, spectator liability and the like.

         10. ANNOUNCEMENT OF RACE RESULTS. CART shall use its best efforts to have the results of the Indy Lights Series races announced during the television broadcast of the Indy Car races.

         11. TEST DAYS. CART shall arrange for sanctioned "open test" days for the Indy Lights Series teams, to be held in conjunction with IndyCar sanctioned tests, with the incremental increase in costs to be divided consistent with past practices.

         12. SPONSOR CONFLICTS. ARS agrees not to contract with any sponsor for the Indy Lights Series that may conflict with any CART contract or agreement, without the prior written approval of CART.

         13. SALE OF ARS.

         A. CART may submit an offer to purchase ARS at any time during the term of this Agreement. ARS may accept, reject, or propose a counter offer to any such offer, in its sole discretion.

         B. If ARS receives a bona fide offer from any third party to acquire the business of ARS, through the purchase of its stock or assets, merger, consolidation, or any other fundamental corporate


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ARS Agreement
Draft #6 E.C.
December 21, 1995

reorganization, or any other method, CART shall have an exclusive right of first refusal to acquire same, provided that the business and operational structure of CART has not substantially changed from that existing when this Agreement is signed. ARS shall submit to CART in writing the specific terms of such offer and CART shall have ten (10) business days after receiving the bona fide offer within which to accept the same, provided, however, that such time shall be extended for a reasonable period if necessary (not to exceed thirty (30) days) for the CART CEO to submit the offer to the CART Board if necessary to obtain approval, and to communicate any pertinent feedback to ARS. If CART does not accept such proposal within such time, ARS shall be free to contract with such third party but not on terms different than those offered to CART without again giving CART an additional ten (10) business day right of first refusal concerning some.

         14. ASSIGNABILITY. Neither party may assign its rights and/or obligations under this Agreement.

         15. INDEMNITY. ARS agrees to indemnify and hold harmless CART, its directors, officials and officers, agents and employees from any and all liabilities and all costs and expenses, including attorney fees incurred in the defense thereof, asserted or imposed on CART, its directors, official representatives, employees and officers, arising out of or as a result of the Indy Lights Series.

         16. CONFIDENTIALITY..

         A. All media releases, public announcements, including competition related announcements and public disclosures by either party or its employees or agents relating to this Agreement, including but not limited to promotional or marketing material, but not including any announcement intended solely for internal distribution by either party or any disclosure required by legal, accounting, or regulatory requirements beyond the reasonable control of the disclosing party, or


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ARS Agreement
Draft #6 E.C.
December 21, 1995

any announcements which solely make incidental references to the Indy Lights Series as the Official Support Series of CART shall be coordinated with and approved by the other party prior to the release thereof.

         B. CART and ARS agree to safeguard the confidentiality of any information obtained in the performance of this Agreement regarding the products, accessories, designs and developments of the other party. It is agreed that each party remains the owner of its information and documents and that such information and documents can be used by the other party only for the purpose of performing under the terms of this Agreement. The disclosure of any such information or documents to any third party requires prior written approval of the owner of such information and requires the prior agreement of such third party to safeguard the confidentiality. Notwithstanding the foregoing, disclosure may be made if necessary to enforce a party's rights under this Agreement, or if required by a governmental agency, in which case any and all documents, information, or materials disclosed shall be marked "confidential" and such party shall seek confidential treatment of such information.

         17. AUTHORITY TO CONTRACT. Each party warrants and represents that it has the full right and authority to enter into and perform this Agreement and to grant all rights granted herein, (subject in all cases to any applicable legal limitations or restrictions), and that the execution and delivery of this Agreement has been duly authorized by all necessary corporate action.

         18. ENTIRE AGREEMENT: WAIVERS AND AMENDMENTS. This Agreement sets forth the entire agreement between the parties and supersedes all prior agreements and understandings between the parties, their officers, directors, or employees relating to the subject matter hereof. None of the terms of this Agreement may be waived or modified except as expressly agreed to, in writing, by both parties.


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ARS Agreement
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December 21, 1995

         19. NOTICES. Except as otherwise provided, any notice or other communication required or permitted to be given under this Agreement will be sufficient if it is in writing and delivered personally, telegraphed, telecopied or telexed, or mailed (by certified, registered or first class mail or by recognized overnight courier), postage prepaid, and will be deemed given when so delivered personally, telegraphed, telecopied or telexed, or if mailed by certified, registered, first class mail or by recognized overnight courier, one day after the date of mailing, as follows (or to any other address provided by a party in accordance with this Section):

         If to CART:       Championship Auto Racing Teams, Inc.
                           755 W. Big Beaver Road, Suite 800
                           Troy, MI 48084
                           Facsimile: (810) 362-8810
                           Attention:       Mr. Andrew Craig and
                                            Mr. Randy Dzierzawski

         If to ARS:        American Racing Series, Inc.
                           1395 Wheaton Avenue
                           Troy, MI 48083
                           Facsimile: (810) 528-8119
                           Attention:       Mr. U.E. (Pat) Patrick
                                            Mr. Roger Bailey

         20. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of Michigan.

         21. HEADINGS. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

         22. SEVERABILITY. If any provision of this Agreement is determined to be illegal or invalid, such illegality or invalidity will have no effect on the other provisions of this Agreement, which will remain valid, operative and enforceable.


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ARS Agreement
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December 21, 1995

         23. RELATIONSHIP OF THE PARTIES. Nothing in this Agreement will be deemed to create a partnership or joint venture among any one or more of the parties.

         24. CANCELLATION. Either party may unilaterally cancel this Agreement upon the occurrence of any of the following on behalf of the non-canceling party, provided, however, the canceling party must give notice in writing by certified mail to the non-canceling party, specifying the ground or grounds for termination and permitting said party thirty (30) days in which to cure the purported ground or grounds of termination:

         A. Either party becomes insolvent or enters federal bankruptcy or reorganization proceedings; or

         B. A receiver, trustee, guardian or marshall is appointed to manage the affairs of either party; or

         C. Either party should, for reasons totally beyond its cause or control, be completely and permanently prevented from reasonably complying with its duties hereunder; or

         D. Either party fails to perform any of the material terms and conditions herein; or

         E. Any of the material representations made by either party to the other which led to this Agreement proves to be false.

         IN WITNESS WHEREOF, this Agreement is executed by the parties hereto as of the date first above written.

AMERICAN RACING SERIES, INC.                CHAMPIONSHIP AUTO RACING TEAMS, INC.
By:      /s/ Roger Bailey                   By:      /s/ Andrew H. Craig
   -----------------------------------         ---------------------------------
Its:     President                          Its:     President and CEO


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ARS Agreement
Draft #6 E.C.
December 21, 1995


                                    EXHIBIT A

Income = A

Insurance costs = B

Officials costs = C

TV Production costs = D

Net Distribution Formula: A-(B+C+D) = Net Distribution


                           Net Distribution

         (25%) 50%-------50%                 50%------- 50% (25%)

               to IndyCar                            to ARS

                  (25%) 50%                 50%(25%)

                            to Prize Fund


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